As filed with the Securities and Exchange Commission on August 26, 2014

                Registration No. 333-103183

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Benchmark Electronics, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of Incorporation or organization)	74-2211011 (I.R.S. Employer Identification No.)
3000 Technology Drive Angleton, Texas (Address of Principal Executive Offices)	77515 (Zip Code)

BENCHMARK ELECTRONICS, INC.

1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

(Full title of plan)

Gayla J. Delly

Chief Executive Officer

Benchmark Electronics, Inc.

3000 Technology Drive

Angleton, Texas 77515

(Name and address of agent for service)

(979) 849-6550

(Telephone number, including area code, of agent for service)

Copies to:

William J. Whelan, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer [Ö]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed on February 13, 2003 (File No. 333-103183) is filed in order to deregister securities remaining under such Registration Statement.

On February 13, 2003, the Registrant filed the Registration Statement on Form S-8 (File No. 333-103183) to register an aggregate of 139,850 (314,663 after stock-splits) of the Registrant’s common shares, par value $0.10 per share (the “Common Shares”), issuable under the 1994 Stock Option Plan for Non-Employee Directors (the “1994 Plan”) of Benchmark Electronics, Inc. The 1994 Plan expired on December 8, 2004. As of the date hereof, there are no outstanding options and an aggregate of 20,250 Common Shares remain unissued.

The Registrant is filing this Post-Effective Amendment No. 1 to remove, and hereby does remove, from registration all of the Common Shares registered on the Registration Statement that remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Angleton, State of Texas, on August 26, 2014.

BENCHMARK ELECTRONICS, INC.

By: /s/ Gayla J. Delly
Gayla J. Delly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Position	Date
/s/ Peter G. Dorflinger	Chairman of the Board	August 26, 2014
Peter G. Dorflinger

/s/ Gayla J. Delly	President, Chief Executive Officer and Director	August 26, 2014
Gayla J. Delly	(principal executive officer)

/s/ Donald F. Adam	Chief Financial Officer	August 26, 2014
Donald F. Adam	(principal financial officer and
accounting officer)

/s/ Michael R. Dawson	Director	August 26, 2014
Michael R. Dawson

/s/ Douglas G. Duncan	Director	August 26, 2014
Douglas G. Duncan

/s/ Kenneth T. Lamneck	Director	August 26, 2014
Kenneth T. Lamneck

/s/ David W. Scheible	Director	August 26, 2014
David W. Scheible

/s/ Bernee D. L. Strom	Director	August 26, 2014
Bernee D. L. Strom

/s/ Clay C. Williams	Director	August 26, 2014
Clay C. Williams